CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Titan Pharmaceuticals, Inc. for the registration of 2,149,273 shares of its common stock, of our report dated February 12, 1999 with respect to the consolidated financial statements of Titan Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Palo Alto, California
April 5, 1999


                                      II-6